ST. CLAIR FUNDS, INC.
ARTICLES SUPPLEMENTARY

	ST. CLAIR FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the 1940 Act), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: In accordance with procedures established in the Corporations Charter and pursuant to Sections 2-208 and 2-605 of Maryland General Corporate Law, the Board of Directors of the Corporation, by resolution, duly changed the name of Liquidity Plus Money Market Fund to the Liquidity Money Market Fund effective as of April 30, 2003; and further

        SECOND: The shares of the Corporation authorized and classified of this Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Charter of the Corporation. The number of shares of capital stock of the various classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

        THIRD: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporations Articles of Incorporation had the authority to issue twenty billion (20,000,000,000) shares of Common Stock of the par value of $0.001 per share and having an aggregate par value of twenty million dollars ($20,000,000), of which the Board of Directors has designated seventeen billion, one hundred million (17,100,000,000) shares (including shares previously designated) into Series and classified the shares of each Series as follows:

Previously Classified Shares

Name of Series
Authorized Shares-Class L
Liquidity Plus Money Market Fund
2,000,000,000

Name of Series
Authorized Shares Allocated by Class

K
Y
Munder Institutional S&P MidCap Index Equity Fund
25,000,000
25,000,000
Munder Institutional S&P SmallCap Index Equity Fund
25,000,000
25,000,000


Authorized Shares Allocated

Class K
Class Y
Preferred (Y-2)
Investor (Y-3)
Name of Series




Munder Institutional Money Market Fund

5,000,000,000

5,000,000,000

1,000,000,000

1,000,000,000

Munder Institutional Government Money Market Fund

500,000,000

500,000,000

1,000,000,000

1,000,000,000

        As amended hereby, the Corporations Articles of Incorporation authorize the issuance of twenty billion (20,000,000,000) shares of Common Stock of the par value of $0.001 per share and having an aggregate par value of twenty million dollars ($20,000,000), of which the Board of Directors has designated seventeen billion, one hundred million (17,100,000,000) shares (including shares previously designated) into Series and classified the shares of each Series as follows:

Current Classification of Shares

Name of Series
Authorized Shares-Class L
Liquidity Money Market Fund
2,000,000,000

Name of Series
Authorized Shares Allocated by Class
K
Y
Munder Institutional S&P MidCap Index Equity Fund
25,000,000
25,000,000

Munder Institutional S&P SmallCap Index Equity Fund

25,000,000
25,000,000


Authorized Shares Allocated

Class K
Class Y
Preferred (Y-2)
Investor (Y-3)
Name of Series

Munder Institutional Money Market Fund

5,000,000,000

5,000,000,000

1,000,000,000

1,000,000,000

Munder Institutional Government Money Market Fund

500,000,000

500,000,000

1,000,000,000

1,000,000,000

        FIFTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of the Liquidity Money Market Fund shall be set forth in the Corporations Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

        SIXTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the various classes of shares shall be as set forth in the Corporations Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally, and those set forth as follows:

(a)	The assets of each Class of a Series shall be invested in the same investment portfolio of the Corporation.

(b)	The dividends and distributions of investment income and
capital gains with respect to each class of shares shall be in such amount as may be declared from time to time by the Board of Directors, and the dividends and distributions of each class of shares may vary from the dividends and distributions of the other classes of shares to reflect differing allocations of the expenses of the Corporation among the holders of each class and any resultant differences between the net asset value per share of each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner it deems appropriate.

(c)	The holders of Class L Shares, Class K Shares, Preferred (Y-2)
Shares and Investor (Y-3) Shares of each Series shall have (i) exclusive voting rights with respect to provisions of any combined distribution and service plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the Plan) applicable to the respective class of the respective Series and (ii) no voting rights with respect to the provisions of the Plan applicable to any other class or Series of shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class of the respective Series of shares.

	IN WITNESS WHEREOF, St. Clair Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date:  5/11/03
[CORPORATE SEAL]

ST. CLAIR FUNDS, INC.
By: /s/ Stephen J. Shenkenberg
Stephen J. Shenkenberg
Vice President and Secretary


Attest:


By: 	/s/ Melanie Mayo West
        Melanie Mayo West
        Assistant Secretary

















ARTICLES OF TRANSFER
BETWEEN
ST. CLAIR FUNDS,  INC.
(a Maryland corporation)
AND
MUNDER SERIES TRUST
(a Delaware statutory trust)

        St. Clair Funds, Inc., a Maryland corporation (Transferor), on behalf of its separate series, Liquidity Money Market Fund,
Munder Institutional Government Money Market Fund, Munder
Institutional Money Market Fund, Munder S&P MidCap Index Equity
Fund, and Munder S&P SmallCap Index Equity Fund (each an Acquired
Fund), and Munder Series Trust, a Delaware statutory trust
(Transferee), on behalf of its separate series, Liquidity Money
Market Fund, Munder Institutional Government Money Market Fund,
Munder Institutional Money Market Fund, Munder S&P MidCap Index
Equity Fund, and Munder S&P SmallCap Index Equity Fund (each an Acquiring Fund), hereby certify to the State Department of
Assessments and Taxation of Maryland (Department) that:
        FIRST:		Transferor is duly organized and existing
under the Maryland General Corporation Law (MGCL), having been incorporated on May 23, 1984 under the MGCL.
        SECOND:	The principal office of the Transferor is in
Baltimore City, Maryland.
        THIRD:	Transferee is a statutory trust duly organized and
existing under the Delaware Statutory Trust Act (Delaware Act), having been organized on January 31, 2003 in accordance with the requirements of the Delaware Act. Transferee is not registered or qualified to do business in the State of Maryland.
        FOURTH:	The address and principal place of business of
Transferee is 480 Pierce Street, Suite 300, Birmingham, MI 48009.
The name and business address of Transferees registered agent in Delaware is Corporation Services Company, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of Transferees resident agent in the State of Maryland for purposes of Section 3-
109 of the Maryland General Corporation Law is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.
        FIFTH:		Neither the Transferor nor the Transferee
owns any interest in land in the State of Maryland.
        SIXTH:		Pursuant to an Agreement and Plan of
Reorganization and Redomiciliation, dated February 11, 2003
(Agreement and Plan), Transferor, on behalf of each Acquired Fund, agreed to transfer all of its property and assets to Transferee, on behalf of each corresponding Acquiring Fund (Transfer of Assets).
        SEVENTH:	The nature and amount of the consideration paid,
transferred or issued by the Transferor for the property and assets of the Transferee was as follows:
        In accordance with Agreement and Plan, each Acquiring Fund:
a. assumed all of the liabilities of the corresponding Acquired
Fund;
b. as consideration for the assets of each Acquired Fund, issued to the corresponding Acquired Fund with respect to each class of
Acquired Fund shares for subsequent distribution to the stockholders of the Acquired Fund, the number of full and fractional shares of the Acquiring Fund shares, the aggregate net asset value of which was equal to the aggregate net asset value of the Acquired Fund shares owned by Acquired Fund stockholders determined immediately after the close of business of the New York Stock Exchange and after the declaration of any dividends on April 30, 2003 in the case of each Acquired Fund except Liquidity Money Market Fund, and on May
16, 2003 in the case of Liquidity Money Market Fund.
c. The foregoing terms, together with related terms and conditions, are further set forth in the Agreement and Plan and are qualified in their entirety by reference to the Agreement and Plan.
        EIGHTH:	The terms and conditions of the Transfer of Assets
were advised, authorized and approved by each entity party to these Articles of Transfer in the manner and by the vote required by its charter or declaration of trust, as the case may be, and the laws of Maryland or Delaware, as the case may be, as follows:
a. The Board of Directors of Transferor, at a meeting duly called and held, unanimously adopted resolutions declaring that the
Transfer of Assets, as contemplated in the Agreement and Plan, was advisable and in the best interests of the Transferor. The Transfer of Assets was approved by the stockholders of the Transferor at a meeting duly called and held, by the affirmative vote of the holders of at least a majority of the votes entitled to be cast on the matter.
b. The Board of Trustees of Transferee, at a meeting duly called and held, unanimously adopted resolutions approving the Transfer of
Assets with respect to each Acquiring Fund.
        NINTH:	These Articles of Transfer will become effective
as of the time the Department accepts the Articles of Transfer for record.
        TENTH:	Each undersigned Vice-President acknowledges these
Articles of Transfer to be the corporate or trust act, as the case may be, of the respective party on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each such Vice-President acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the respective party on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.
        IN WITNESS WHEREOF, these Articles of Transfer have been duly executed by the parties hereto this 11th day of July, 2003.
ATTEST:
ST. CLAIR FUNDS, INC.


By:	/s/ Melanie Mayo West
Melanie Mayo West
Assistant Secretary
By:	/s/ Stephen J. Shenkenberg
Stephen J. Shenkenberg
Vice-President
ATTEST:
MUNDER SERIES FUND


By:	/s/ Melanie Mayo West
Melanie Mayo West
Assistant Secretary
By:	/s/ Stephen J. Shenkenberg
Stephen J. Shenkenberg
Vice-President








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